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                                                                     EXHIBIT 4.3



                              INTRACEL CORPORATION


                          REGISTRATION RIGHTS AGREEMENT


         This Agreement is made as of August 25, 1998, by and among Intracel Corporation, a Delaware corporation (the "Company"), and the persons and entities listed on the signature pages hereof (the "Holders"), who are (a) holders of the Company's Series A-VI Common Stock Warrants (the "Series A-VI Warrants") to purchase the Company's Common Stock, par value $.0001 per share ("Common Stock"); (b) holders of the Company's Amended and Restated Series A-V Common Stock Warrants (the "Series A-V Warrants"); (c) holders of the Company's Amended and Restated Series A-II Common Stock Warrants (the "Series A-II Warrants"); (d) holders of certain Amended and Restated Series A-III Warrants (the "Series A-III Warrants") and (e) holders of an aggregate of 381,296 shares of the Company's Common Stock ("Existing Common Stock") and 259,568 shares of Series A-1 Preferred Stock which is convertible into shares of the Company's Common Stock. ("Existing Preferred Stock").

                                    PREAMBLE

         The Company desires to extend registration rights to the Holders of the Warrants.

         NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, the Company and the Holders agree as follows:

         Section 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                  (a) "Commission" shall mean the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

                  (b) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar Federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

                  (c) "Holders" shall have the meaning set forth in the preamble.

                  (d) "Initiating Holders" shall mean any Holder or Holders who initiate a registration pursuant to the terms of this Agreement.

                  (e) "Register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement, and compliance with applicable state securities laws of such states in which Holders notify the Company of their intention to offer Registrable Securities.


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                  (f) "Registrable Securities" shall mean all of the following to the extent the same have not been sold to the public: (i) any and all shares of Common Stock of the Company issuable upon exercise of the Series A-II Warrants, the Series A-V Warrants, the Series A-VI Warrants and the Series A-III Warrants; (ii) Existing Common Stock and shares issuable upon conversion of Existing Preferred Stock, or (iii) stock issued in respect of securities referred to in (i) or (ii) above in any reorganization; or (iv) stock issued in respect of the securities referred to in (i), (ii) or (iii) as a result of a stock split, stock dividend, recapitalization or combination or upon the exercise of any rights, options, warrants or similar rights to purchase any Common Stock. Notwithstanding the foregoing, Registrable Securities shall not include otherwise Registrable Securities (i) sold by a person in a transaction in which his rights under this Agreement are not properly assigned; or (ii) (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale or
(C) the registration rights associated with such securities have been terminated pursuant to Section 12 of this Agreement.

                  (g) "Rule 144" shall mean Rule 144 under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, but shall not include Rule 144A.

                  (h) "Rule 144A" shall mean Rule 144A under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, but shall not include Rule 144.

                  (i) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar Federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

                  (j) "Warrants" shall mean collectively, the Series A-II Warrants, the Series A-V Warrants, the Series A-VI Warrants and the Series A-III Warrants.

         As used herein, all capitalized terms not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement.

         Section 2. Demand Registration.

                  (a) If the Company shall receive from Initiating Holders a written request that the Company effect any registration with respect to not less than 20% of the shares of Common Stock which are Registrable Securities, the Company shall:

                           (i) promptly give written notice of the proposed registration to all other Holders; and

                           (ii) as soon as practicable use its best efforts to register (including, without limitation, the execution of an undertaking to file post-effective amendments and



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         any other governmental requirements) all Registrable Securities which the Initiating Holders request to be registered within twenty (20) days after receipt of such written notice from the Company; provided, that the Company shall not be obligated to file a registration statement pursuant to this Section 2(a):

                                    (A) prior to the date which is 180 days from
                  the date the Company consummates its initial offering of Common Stock to the public pursuant to a registration statement filed under the Securities Act, which offering requires such Common Stock to become registered under the Exchange Act; provided however that, in the event the Company receives a written request pursuant hereto to effect a registration prior to the date which is six (6) months from the date of the consummation of the Company's initial public offering, the Company shall prepare the registration statement covering the Registrable Securities so that it may be filed as soon as practicable upon the expiration of such six (6) month period;

                                    (B) in any particular state in which the
                  Company would be required to execute a general consent to service of process in effecting such registration;

                                    (C) within 120 days following the effective
                  date of any registered offering of the Company's securities to the general public in which the Holders of Registrable Securities shall have been able effectively to register all Registrable Securities as to which registration shall have been requested;

                                    (D) in any registration having an aggregate
                  offering price (before deduction of underwriting discounts and expenses of sale) of less than $5.0 million; or

                                    (E) after the Company has effected one such
                  registration pursuant to this Section 2(a).

Subject to the foregoing clauses (A) through (E), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders and shall use reasonable best efforts to have such registration statement promptly declared effective by the Commission whether or not all Registrable Securities requested to be registered can be included; provided, however, that if the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed within such ninety-day (90-day) period and it is therefore essential to defer the filing of such registration statement, the Company shall have an additional period of not more than ninety (90) days after the expiration of the initial ninety-day (90-day) period within which to file such registration statement; provided, that (i) during such time the Company may not file a registration statement for securities to be issued and sold for its own account and (ii) the Company shall not utilize this right more than once in any twelve (12) month period. Notwithstanding anything to the contrary contained herein, the



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obligation of the Company under this Section 2(a) shall be deemed satisfied only when a registration statement covering all Registrable Securities specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the Required Holders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such Registrable Securities shall have been sold pursuant thereto.

                  (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request. In such event, the Company shall include such information in the written notice referred to in subsection 2(a)(i). If so requested in writing by the Company, the Initiating Holders shall negotiate with an underwriter selected by the Company with regard to the underwriting of such requested registration. The right of any Holder to registration pursuant to Section 2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this
Section 2(a), if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the securities of the Company held by directors, officers or employees and by shareholders other than the Initiating Holders shall be excluded from such registration pro rata (based on the number of securities each wishes to so register) to the extent so required by such limitation, and if a limitation of the number of shares is still required, then the managing underwriter may limit the number of Registrable Securities to be included in the registration, provided that no such reduction may reduce the securities being offered by the Holders to less than twenty-five percent (25%) of the total securities requested to be included in such registration and underwriting, allocated pro rata among the Initiating Holders based on the number of Registrable Securities otherwise requested to be included in such registration (and, in event such reduction results in less than twenty-five percent (25%) of the total securities requested to be included in such underwriting actually being included, such registration shall be cancelled and shall not count as a registration request under this Section 2). If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

                  (c) In addition to all other rights of the Holders set forth herein, the Company shall be obligated to, without any prior demand from the Holders, file a Registration Statement to register the Registrable Securities and use its best efforts to cause such Registration Statement to become effective as soon as practicable following 180 days after the Company consummates its initial offering of Common Stock to the public.

         Section 3. Piggyback Registration.

                  (a) If at any time, or from time to time, the Company shall determine to register any of its securities for its own account or the account of any of its shareholders, other than a registration relating solely to employee benefit plans, or a registration relating solely to an



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SEC Rule 145 transaction, a transaction relating solely to the sale of debt or convertible debt instruments or a registration on any form (other than Form S-1, S-2 or S-3, or their successor forms) which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

                           (i) give to each Holder written notice thereof as soon as practicable prior to filing the registration statement; and

                           (ii) include in such registration and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within fifteen (15) days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in subsection (b) below.

                  (b) If the registration is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to subsection 3(a)(i). In such event, the right of any Holder to registration pursuant to Section 3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in the registration and underwriting and the number of Registrable Securities to be included in such offering shall be reduced to zero before any reduction in any securities to be offered by the Company on its own behalf. The Company shall so advise all Holders and the other Holders distributing their securities through such underwriting pursuant to piggy-back registration rights similar to this
Section 3, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among all Holders (and any other selling shareholders), pro rata, as nearly as practicable, based on the numbers of Registrable Securities and other shares held by selling shareholders, each such party wishes to register pursuant to this Section 3. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. If, by the withdrawal of such Registrable Securities, a greater number of Registrable Securities held by other Holders may be included in such registration (up to the limit imposed by the underwriters), the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

         Section 4. Form S-3. The Company shall use its best efforts to qualify for registration on Form S-3 or its successor form. After the Company has qualified for the use of Form S-3, Initiating Holders shall have the right at any time to request registrations on Form S-3



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(such requests shall be in writing and shall state the number of shares of
Registrable Securities to be disposed of and the intended method of disposition of shares by such Initiating Holders), subject to the following:

                  (a) The Company shall not be required to file a registration statement pursuant to this Section 4 within ninety (90) days of the effective date of any registration referred to in Sections 2 and 3 above;

                  (b) The Company shall not be required to file a registration statement pursuant to this Section 4 unless the Initiating Holder or Holders requesting registration propose to dispose of shares of Registrable Securities having an aggregate disposition price (before deduction of underwriting discounts and expenses of sale) of at least $250,000; and

                  (c) The Company shall not be required to file more than two
(2) registration statements pursuant to this Section 4 within any twelve (12) month period.

         The Company shall give written notice to all Holders of Registrable Securities of the receipt of a request for registration pursuant to this Section 4 and shall provide a reasonable opportunity for other Holders to participate in the registration; provided, that if the registration is for an underwritten offering, the right of any Holder to registration pursuant to Section 4 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 4, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in the registration and underwriting. The Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the registration and underwriting shall be allocated among the Holders and any other selling shareholders pro rata, as nearly as practicable, based on the number of Registrable Securities and shares held by selling shareholders, such Holder and any selling shareholders wish to include in a registration pursuant to this Section 4. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. If, by the withdrawal of such Registrable Securities, a greater number of Registrable Securities held by other Holders may be included in such registration (up to the limit imposed by the underwriters), the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used in determining the limitation as set forth above. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. Registrations effected pursuant to this Section 4 shall not be counted as requests for registration pursuant to Section 2.



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         Section 5. Expenses of Registration. In addition to the fees and expenses contemplated by Section 6 hereof, all expenses incurred in connection with one registration pursuant to Section 2 hereof, and all registrations pursuant to Sections 3 and 4 hereof, including without limitation all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and expenses of any special audits of the Company's financial statements incidental to or required by such registration, shall be borne by the Company, except that the Company shall not be required to pay underwriters' fees, discounts or commissions relating to Registrable Securities or fees of legal counsel for the Holders.

         Section 6. Registration Procedures. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder participating therein advised in writing as to the initiation of each registration and as to the completion thereof. At its expense the Company will:

                  (a) keep such registration pursuant to Sections 2, 3 or 4 continuously effective until the date on which the Holder or Holders have completed the distribution described in the registration statement relating thereto;

                  (b) promptly prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act; and to keep such registration statement effective for that period of time specified in Section 6(a) above;

                  (c) furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request;

                  (d) use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment;

                  (e) subject to Section 2(a)(ii)(B), register or qualify such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as any Holder or underwriter reasonably requires, and keep such registration or qualification effective during the period set forth in
Section 6(a) above;

                  (f) cause all Registrable Securities covered by such registrations to be listed on each securities exchange, including NASDAQ, on which similar securities issued by the Company are then listed;

                  (g) cause its accountants to issue to the underwriter, if any, or the Holders, if there is no underwriter, comfort letters and updates thereof, in customary form and covering matters of the type customarily covered in such letters with respect to underwritten offerings;



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                  (h) cause its counsel to issue to the underwriter, if any, or to the Holders, if there is no underwriter, opinions in customary form and covering matters of the type customarily covered in such opinions with respect to underwritten offerings;

                  (i) enter into such customary agreements (including underwriting agreements in customary form);

                  (j) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

                  (k) immediately notify each Holder, at any time a prospectus covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

                  (l) take such other actions as shall be reasonably requested by any Holder.

         For purposes of Sections 2, 6(a) and 6(b) above, the period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby and six (6) months after the effective date thereof.

         Section 7. Indemnification.

                  (a) In the event of a registration, qualification or compliance of any of the Registrable Securities under the Securities Act pursuant to Sections 2, 3 or 4, the Company will indemnify and hold harmless each Holder of such Registrable Securities thereunder, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Holder or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Holder, underwriter or controlling person may become subject under the Securities Act, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, any offering circular or other offering document or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the



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statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities law or rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, that, not withstanding the foregoing, the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Holder or underwriter specifically for use therein.

                  (b) Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company and each underwriter within the meaning of the Securities Act, and each other Holder, each of such other Holder's officers, directors and partners and each person controlling such other Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other offering document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other offering document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder specifically for use therein; provided, however, the total amount for which any Holder, its officers, directors and partners, and any person controlling such Holder, shall be liable under this Section 7(b) shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of shares sold by such Holder under such registration statement bears to the total public offering price of all securities sold thereunder but not to exceed, in any event, the aggregate proceeds received by such Holder from the sale of Registrable Securities sold by such Holder in such registration, qualification or compliance.

                  (c) Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claims as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the



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Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party. The Indemnifying Party shall not be liable to indemnify any Indemnified Party for any settlement of any such action effected without the Indemnifying Party's consent. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

                  (d) Notwithstanding the foregoing, to the extent that the provisions on indemnification contained in the underwriting agreements entered into among the selling Holders, the Company and the underwriters in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling as to the Registrable Securities included in the public offering.

                  (e) If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder shall be obligated to contribute pursuant to this Section 7(e) shall be limited to an amount equal to the proceeds to such Holder of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute.

                  (f) The indemnification provided by this Section 7 shall be a continuing right to indemnification and shall survive the registration and sale of any securities by any definition entitled to indemnification hereunder and the expiration or termination of this Agreement.

         Section 8. Lockup Agreement. In consideration for the Company agreeing to its obligations under this Agreement, each Holder agrees in connection with any underwritten registration of the Company's securities (whether or not such Holder is participating in such registration) upon the request of the Company and the underwriters managing the underwritten



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offering of the Company's securities, not to publicly sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company and such underwriters for such period of time (not to exceed 180 days in the case of the Company's initial public offering) from the effective date of such registration as the Company and the underwriters may specify.

         Section 9. Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall promptly furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration' referred to herein.

         Section 10. Rule 144 and 144A Reporting. With a view to making available to Holders of Registrable Securities the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees at all times after ninety (90) days after the effective date of the first registration filed by the Company for an offering of its securities to the general public to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144 and Rule 144A;

                  (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) furnish to each Holder so long as such Holder owns any Registrable Securities forthwith, upon written request, a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act (to the extent that it is then subject to any such reporting requirements), a copy of the most recent annual and quarterly report of the Company, and such other reports and documents filed by the Company under the Exchange Act as may be reasonably requested by such Holder in connection with availing the Holder of any rule or regulation of the Commission permitting the selling of such securities without registration.

         Section 11. Transfer of Registration Rights. The rights to cause the Company to register Registrable Securities of a Holder and keep information available granted to a Holder by the Company under Sections 2, 3, and 4, may be assigned by a Holder to any partner or shareholder of such Holder, to one or more affiliated partnerships managed by such Holder, any other Holder, to any "Affiliate" of the Holder as that term is defined by the Securities Purchase Agreement; to any "Qualified Institutional Buyer" as that term is defined by the Note executed as of the date hereof; or to a transferee or assignee who receives at least 50% of the shares of Common Stock which are Registrable Securities; provided, that the Company is given written notice by the Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned, and that said transferee or assignee agrees in writing to be bound by the terms and provisions of this Agreement as if an original signatory thereto.

         Section 12. Termination of Rights.

                  (a) The rights of any particular Holder to cause the Company to register securities under Sections 2, 3 and 4 shall terminate with respect to such Holder at such time as such Holder is able to dispose of all of his Registrable Securities in one twelve-month period pursuant to the provisions of Rule 144.

                  (b) Notwithstanding the provisions of paragraph (a) of this
Section 12, all rights of any particular Holder under this Agreement shall terminate at 5:00 p.m. Eastern time on August 25, 2003.

         Section 13. Miscellaneous.

                  (a) Amendments. This Agreement constitutes the entire agreement of the parties within respect to the subject matter hereof and may be amended or modified only by a writing signed by the Company and the Required Holders of the Registrable Securities (as the term is defined in the Securities Purchase Agreement), as constituted from time to time. The Holders hereby consent to future amendments to this Agreement that permit future investors to be made parties hereto and to become Holders of Registrable Securities.

                  (b) Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute a single instrument.

                  (c) Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and may be sent initially by facsimile transmission and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (i) if to a Holder, at such Holder's address set forth on the books of the Company, or at such other address as such Holder shall have furnished to the Company in writing, or (ii) if to any other holder of any Registrable Securities, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such securities who has so furnished an address to the Company, or (iii) if to the Company, one copy should be sent to the Company's current address at 1871 N.W. Gilman Blvd., Issaquah, Washington, or at such other address as the Company shall have furnished to the Holders. All such notices shall be effective and deemed duly given when received or when attempted delivery is refused.

                  (d) Non-Public Information. Any other provisions of this agreement to the contrary notwithstanding, the Company's obligation to file a registration statement, or cause such registration statement to become and remain effective, shall be suspended for a period not to exceed 30 days (and for periods not exceeding, in the aggregate, 60 days in any 24-month period) if there exists at the time material non-public information relating to the Company which, in the reasonable opinion of the Company, should not be disclosed.

                  (e) Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

                  (f) Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York without regard to principles of conflict of law.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.


                                             INTRACEL CORPORATION



                                             By:  /s/ SIMON R. McKENZIE
                                                  ------------------------------
                                                  Name:  Simon R. McKenzie
                                                  Title: President and Chief
                                                         Executive Officer


                                             Investors

                                             Northstar High Total Return Fund



                                             By:  /s/ MICHAEL A. GRAVES
                                                  ------------------------------
                                                  Name:  Michael A. Graves
                                                  Title: Vice President


                                             Northstar High Total Return Fund II



                                             By:  /s/ MICHAEL A. GRAVES
                                                  ------------------------------
                                                  Name:  Michael A. Graves
                                                  Title: Vice President


                                             Northstar High Yield Fund


                                             By:  /s/ MICHAEL A. GRAVES
                                                  ------------------------------
                                                  Name:  Michael A. Graves
                                                  Title: Vice President

                                           Northstar Strategic Income Fund



                                           By:  /s/ MICHAEL A. GRAVES
                                                --------------------------------
                                                Name:  Michael A. Graves
                                                Title: Vice President


                                           Northstar Balance Sheet Opportunities



                                           By:  /s/ MICHAEL A. GRAVES
                                                --------------------------------
                                                Name:  Michael A. Graves
                                                Title: Vice President